UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2019

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Executive Drive, Suite 340, West Orange, New Jersey  07052

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	LINC	NASDAQ

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 13, 2019, the Company held its 2019 Annual Meeting of Shareholders. At the Annual Meeting, the Company’s shareholders voted on the following proposals:

Proposal Number 1:  To elect the following 7 individuals named in the Company’s proxy statement as directors of the Company for a one-year term which will expire at the 2020 Annual Meeting of Shareholders and until their successors are duly elected and qualified.  Each nominee for director was elected by a vote of the shareholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non- Votes
Alvin O. Austin	13,042,836	4,637,902	3,780,403
Peter S. Burgess	17,385,921	294,817	3,780,403
James J. Burke, Jr.	16,603,818	1,076,920	3,780,403
Celia H. Currin	17,386,031	294,707	3,780,403
Ronald E. Harbour	16,603,518	1,077,220	3,780,403
J. Barry Morrow	17,385,921	294,817	3,780,403
Scott M. Shaw	17,385,421	295,317	3,780,403

Proposal Number 2: To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement.  The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
17,647,191	29,822	3,725	3,780,403

Proposal Number 3: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.  The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
21,433,053	27,945	143	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: June 13, 2019

	By:	/s/ Alexandra M. Luster
Name:	Alexandra M. Luster
Title:	General Counsel